UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	January 30, 2007

First Bancorp

(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-15572	56-1421916
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

341 North Main Street, Troy, North Carolina	27371
(Address of Principal Executive Offices)	(Zip Code)

(910) 576-6171

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

First Bancorp
INDEX

Page

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Election of Principal Officers; Compensatory Arrangements of Certain Officers	3

Item 9.01 - Financial Statements and Exhibits	4

Signatures	4

Exhibit 10(a) Annual Incentive Plan	Exhibit

2

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Election of Principal Officers; Compensatory Arrangements of Certain Officers

On January 30, 2007, upon recommendation of the Compensation Committee, the Board of Directors of First Bancorp (the “Registrant”) approved a new cash-based annual incentive plan (the “AIP”) for specified employees of the Registrant, including each of its executive officers. The AIP replaces the Management Incentive Plan that was filed as Exhibit 10(a) to the Form 8-K Filed on January 26, 2005. The primary difference between the two plans is that the AIP allows for the possibility of setting multiple performance goals with varying weights used to determine the amount of the annual cash bonus, whereas the previous plan was based entirely on earnings performance once certain thresholds were met. The AIP provides that the sum of the goal weights will equal 100%. Each performance goal will have a “threshold” level of performance, a “target” level of performance and a “maximum” level of performance. Achieving the “threshold” level of performance will result in 50% being multiplied to the goal weight, achieving the “target” level of performance will result in 100% being multiplied to the goal weight, and achieving the “maximum” level of performance will result in 200% being multiplied to the goal weight. Pro-rata extrapolation will be used for performance between the sets of goals. The sum of these results will be multiplied by each participant’s “target award”, which is expressed as a percentage of their annual salary, to determine the amount of their cash bonus. Thus, an executive officer’s bonus amount under the AIP could range from 0% to 200% of the officer’s specified “target award.” Under the previous plan, the bonus amount could range from 0% to 150% of the officer’s specified “target award.”

The Board of Directors determined that the 2007 performance goals applying to each of its executives that appeared in the compensation table of the Registrant’s most recent proxy statement (the “Named Executives”) would be earnings per share, return on average equity, core deposit growth, and assets per employee.

Also, the Board of Directors of the Registrant decided that beginning in 2007 the Chief Executive Officer would become a participant in the AIP. Previously, the Chief Executive Officer’s cash bonus was set at 1% of reported net income, and that was the basis for the bonus payment made to James H. Garner, the Registrant’s Chief Executive Officer until his retirement on December 31, 2006, for 2006. The “target award” for Jerry L. Ocheltree, the Registrant’s Chief Executive Officer as of January 1, 2007, was set at 50% of his annual salary. This is unchanged from the “target award” that was applicable to him in 2006 as the President of the Registrant’s bank subsidiary.

Additionally, after consultation with and review of a study performed by a third-party employee benefits specialist, the Board of Directors resolved that the “target award” for its other Named Executives, Anna G. Hollers, Teresa C. Nixon and Eric P. Credle, would be 40%. Under the previous plan, the target award for each of them was 35%.

A copy of the AIP is included as Exhibit 10(a) to this report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The Registrant’s Annual Incentive Plan is filed as Exhibit 10(a) to this report.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Bancorp

February 2, 2007	By:	/s/ Anna G. Hollers
Anna G. Hollers
Secretary

4

Exhibit Index

Exhibit	Description
Number	of Exhibit

10(a)	Annual Incentive Plan